As filed with the U.S. Securities and Exchange Commission on June 28, 2021.

No. 333-253328

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Elliott Opportunity II Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	98-1581385 (I.R.S. Employer Identification No.)

Phillips Point, East Tower

777 S. Flagler Drive, Suite 1000

West Palm Beach, FL 33401

Tel: (212) 974-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

PO Box 309, Ugland House

Grand Cayman, KY1-1104

Cayman Islands

Tel: (345) 949-8066

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Pedro J. Bermeo Derek J. Dostal Darren M. Schweiger Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Tel: (212) 450-4000	Ilir Mujalovic Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 Tel: (212) 848-4000	William B. Nelson Shearman & Sterling LLP Bank of America Tower 800 Capitol Street, Suite 2200 Houston, Texas 77002 Tel: (713) 354-4900

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒  File Number 333-253328

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fourth of one redeemable warrant	3,450,000 Units	$10.00	$34,500,000	$3,763.95
Class A ordinary shares included as part of the units(3)	3,450,000 Shares	—	—	— (4)
Redeemable warrants included as part of the units(3)	862,500 Warrants	—	—	— (4)
Total			$34,500,000	$3,763.95(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Represents only the additional number of securities being registered. Does not include the securities that the Registran previously registered on the Registration Statement on Form S-1 (File No. 333-253328). Includes 450,000 units, consisting of 450,000 Class A ordinary shares and 112,500 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g)
(5)

The Registrant previously registered securities having a proposed maximum aggregate offering price of $575,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-253328), which was declared effective by the Securities and Exchange Commission on June 28, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $34,500,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION

INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with respect to the registration of 3,450,000 additional units of Elliott Opportunity II Corp., a Cayman Islands exempted company (the “Registrant”), each consisting of one Class A ordinary share and one-fourth of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V of Form S-1, including 450,000 units that may be purchased by the underwriters to cover over-allotments, if any. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to certain adjustments, and only whole warrants are exercisable. Pursuant to Rule 462(b), the Registrant hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1 (File No. 333-253328) declared effective on June 28, 2021 by the Securities and Exchange Commission (the “Commission”), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of June 29, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than June 29, 2021.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in Registration Statement No. 333-253328 are incorporated by reference herein, and shall be deemed to be a part of this Registration Statement, except for those set forth in the exhibit index attached hereto, which are filed herewith.

Exhibit Number	Description
5.1	Opinion of Davis Polk & Wardwell LLP

5.2	Opinion of Maples and Calder (Cayman) LLP Cayman Islands counsel to the Registrant

23.1	Consent of Marcum LLP

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

23.3	Consent of Maples and Calder (included in Exhibit 5.2)

24.1	Power of Attorney (included on signature page of the initial filing of Registration Statement on Form S-1, File No. 333-253328, initially filed on February 19, 2021)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, California, on the 28th day of June, 2021.

Elliott Opportunity II Corp.

By:	/s/ Isaac Kim
Name: Isaac Kim
Title: Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE
*	Co-Chairman of the Board	June 28, 2021
Jesse Cohn

*	Co-Chairman of the Board	June 28, 2021
Gordon Singer

*	Co-Chief Executive Officer (Principal Executive	June 28, 2021
David Kerko	Officer and the Registrant’s authorized signatory
in the United States)

/s/ Isaac Kim	Co-Chief Executive Officer (Principal Executive	June 28, 2021
Isaac Kim	Officer and the Registrant’s authorized signatory
in the United States)

*	Chief Financial Officer (Principal Financial and	June 28, 2021
Steven Barg	Accounting Officer)

* By:	/s/ Isaac Kim
Name: Isaac Kim
Title: Attorney-in-fact